UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2009

Date of Report (date of earliest event reported)

BIOFORM MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33791	39-1979642
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 South Grant Street, Suite 200

San Mateo, California 94402

(Address of principal executive offices)

(650) 286-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2009, BioForm Medical, Inc. (the “Company”) Board of Directors appointed Frederick Lwee, currently the Company’s Corporate Controller, to the additional position of Principal Financial Officer, effective immediately. Mr. Lwee, age 28, has been with the Company since May 2008. From September 2003 to April 2008, Mr. Lwee was a Manager in the Assurance and Advisory Business Services Practice of Ernst & Young, LLP. Mr. Lwee holds a Bachelor of Science degree in Accounting from Santa Clara University and is a certified public accountant (CPA).

Mr. Lwee is authorized to sign and certify periodic financial filings of the Company. There is no arrangement or understanding pursuant to which Mr. Lwee was appointed as Principal Financial Officer. Mr. Lwee has no familial relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Upon Mr. Lwee’s appointment to serve as Principal Financial Officer to certify periodic financial filings of the company, he replaces James D. Floyd who served in an interim capacity in this role since February on a consulting basis. BioForm Medical previously announced that it intended to recruit a new Chief Financial Officer. As part of the Company’s cost reduction initiatives, BioForm Medical has elected to defer that search.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForm Medical, Inc.

Date: May 7, 2009	By:	/s/ Steven L. Basta
Steven L. Basta Chief Executive Officer